Exhibit 1.1

NYMT SECURITIES CORPORATION

Mortgage-Backed Certificates

UNDERWRITING AGREEMENT

March 21, 2006

J.P. Morgan Securities Inc.

270 Park Avenue, 10th Floor

New York, New York 10017

Ladies and Gentlemen:

1. Introduction. NYMT Securities Corporation, a Delaware corporation (the “Depositor”), proposes to sell to J.P. Morgan Securities Inc. (the “Underwriter”) the class principal amount of the New York Mortgage Trust Mortgage-Backed Certificates, Series 2006-1 (the “Certificates”), identified in the pricing supplement, a form of which is attached as Schedule I hereto (the “Pricing Supplement”). The Certificates will be issued pursuant to a common law trust (each, an “Issuing Entity”) formed under a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) among a trustee (the “Trustee”), the Depositor, each Seller, one or more servicers (each a “Servicer”), one or more subservicers, including Cenlar FSB (each a “Subservicer”), a master servicer (the “Master Servicer”) and a securities administrator (the “Securities Administrator”).

The Certificates will generally be payable out of the cash flows attributable to the property of each Issuing Entity, which will consist of one or more pools of mortgage loans (the “Mortgage Loans”) and certain related property to be conveyed to the Issuing Entity by the Depositor. The Mortgage Loans will be conveyed by the Depositor on the Delivery Date pursuant to one or more mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), by and between each of The New York Mortgage Company, LLC and any other party identified as a seller of the Mortgage Loans (each referred to herein as a “Seller”) and the Depositor. On the Delivery Date (as defined in Section 5 below), the Depositor will convey the Mortgage Loans to the Issuing Entity pursuant to the Pooling and Servicing Agreement. The Certificates are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to the Underwriter.

This Underwriting Agreement (this “Agreement”) includes the terms and conditions governing the offering and sale of Certificates from the Depositor to the Underwriter. Upon the execution and delivery of this Agreement and the Pricing Supplement, the Underwriter agrees to purchase Certificates from the Depositor subject to the satisfaction of the conditions set forth herein. The Depositor and the Underwriter shall execute and deliver a Pricing Supplement detailing the Purchase Price and other terms of the Certificates promptly upon such parties’ mutual agreement regarding such Purchase Price and terms. The Pricing Supplement shall include, among other things, the following information in connection with the offering of the Certificates: (a) the aggregate amount of the Certificates to be purchased by the Underwriter and the purchase price, net of underwriting discounts, for which each class of Certificates shall be sold by the Depositor to the Underwriter, (b) the initial public offering price or the method by which the price at which such Certificates are to be sold to the public, (c) the identification of significant parties to the transaction, (d) structural terms of the securities offering and (e) the listing of offering materials to be used in connection with the offering of the Certificates.

Capitalized terms used herein and not otherwise defined herein, shall have the meanings set forth in the Pooling and Servicing Agreement. The terms and conditions of the Pricing Supplement are deemed to be incorporated by reference into this Agreement as if such terms and conditions were originally described in this Agreement. The Pricing Supplement may be amended, modified or supplemented from time to time upon the mutual agreement of the parties thereto.

2. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Underwriter as of the date hereof and as of the Delivery Date:

(a) A registration statement on Form S-3 (File Number 333-127912) including a prospectus (the “Base Prospectus”) and such amendments thereto as may have been required on the date hereof relating to the Certificates has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has been filed and has become effective under the Securities Act of 1933 (the “Act”). Such registration statement, as amended to the date of this Agreement meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with such rule. Such registration statement, as amended and all documents incorporated therein by reference relating to the Certificates is hereinafter referred to as the “Registration Statement”; such Base Prospectus, the form of which is contained in the Registration Statement; and any supplement to the Base Prospectus with respect to the offering of the Certificates (the “Prospectus Supplement”), which shall be filed with the Commission pursuant to Rule 424 (b) of the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”) shall be collectively referred to herein as the “Prospectus.” References made herein to the Prospectus also shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the Prospectus and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time (as defined below) that is incorporated by reference in the Registration Statement.

(b) The Depositor proposes to file with the Commission pursuant to Rule 424 under the Act a Prospectus Supplement relating to the Certificates and the plan of distribution thereof and has previously advised the Underwriter of all further information (financial and other) with respect to the Depositor to be set forth therein. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. There are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and “Effective Date” means the date of the Effective Time.

At or prior to the time when sales to investors of the Certificates were first made, as set forth in the Pricing Supplement (the “Time of Sale”), the Depositor had prepared or approved the following information (collectively, the “Approved Offering Materials”): each “issuer free writing prospectus” (as defined pursuant to Rule 433 under the Act, including the Time of Sale Offering Document, each an “Issuer Free Writing Prospectus”) and any other “free writing prospectus” (as defined pursuant to Rule 405 under the Act, a “Free Writing Prospectus”), any Corrective Information (as defined below) or portion thereof listed as “Approved Offering Materials” in the Pricing Supplement. If, subsequent to the date of this Agreement, the Depositor and the Underwriter has determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Certificates, then “Approved Offering Materials” will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions (“Corrective Information”). As used in this Agreement, “Time of Sale Information” means any Approved Offering Materials with respect to the offering of the Certificates which has been conveyed to an investor at the Time of Sale to such investor. The Time of Sale Information shall at a minimum include the Time of Sale Offering Document.

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus for the Certificates, as of its date, and as amended or supplemented as of the Delivery Date (as defined in section 3) and any Static Pool Information referenced therein, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information (such information, the “Underwriter’s Information”) furnished to the Depositor in writing by the Underwriter expressly for use therein, it being understood that such information is limited to the information identified in the Pricing Supplement as the “Underwriter’s Information.” The Depositor acknowledges that the Underwriter’s Information constitutes the only information furnished in writing by the Underwriter for use in connection with the preparation of the Prospectus, and the Underwriter confirms that the Underwriters’ Information provided by it is correct. The Prospectus delivered to the Underwriter for use in connection with the offering of the Certificates was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T. Any Free Writing Prospectus included in the Approved Offering Materials, as of the date thereof, did not, and at the Delivery Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to the information contained in or omitted from such Approved Offering Materials or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of the Underwriter specifically for use in connection with the preparation of the Approved Offering Materials it being understood that such information is limited to the information identified in the Pricing Supplement as the “Underwriter’s Approved Offering Material Information.” “Static Pool Information” means the information required by Item 1105 of Regulation AB with regard to delinquency, cumulative loss and prepayment data and certain summary information for the original characteristics of prior securitized pools of mortgage loans of the Depositor or any affiliate, which Static Pool Information will be referred to or incorporated by reference into the Prospectus.

(d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as now conducted by it, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

(f) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process or, to the knowledge of the Depositor, threatened by or before any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) asserting the invalidity of any of the Operative Agreements or the Certificates, (iii) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any of the Operative Agreements or (iv) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Operative Agreements or the Certificates.

(g) The Operative Agreements and the Certificates conform, or will conform as of the Delivery Date, to the description thereof contained in the Registration Statement and the related Prospectus and any Approved Offering Materials; and the Certificates, on the Delivery Date, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Issuing Entity, authenticated by the Trustee or the Securities Administrator and delivered in accordance with such Operative Agreements and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the Operative Agreements.

(h) The execution and delivery by the Depositor of this Agreement and the other Operative Agreements to which it is a party are within the corporate power of the Depositor and have been, or will have been on the related Delivery Date, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, nor the issuance of the Certificates or offering thereof pursuant to the Prospectus or the Approved Offering Materials will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(i) At the date thereof, each Operative Agreement to which the Depositor is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

(j) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Agreement and the other Operative Agreements has been or will be taken or obtained on or prior to the applicable Delivery Date.

(k) At the Delivery Date, the Depositor will (i) have equitable right, title and interest in the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), (ii) not have assigned to any person (other than the Trustee on behalf of the Issuing Entity) any of its right, title or interest in the Mortgage Loans, and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Issuing Entity and to sell the Certificates to the Underwriter.

(l) If so specified in the Prospectus and any Approved Offering Materials, certain of the Certificates subject to this Agreement and offered by means of the Registration Statement may, when issued pursuant to the Pooling and Servicing Agreement, be “mortgage related securities”, as such term is defined in Section 3(a)(41) of the Exchange Act.

(m) Neither the Depositor nor the Issuing Entity will be subject to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(n) Since the respective dates as of which information provided by the Sellers or the Depositor is given in the Prospectus and any Approved Offering Materials, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or any Seller, otherwise than as set forth or contemplated in the Prospectus and any Approved Offering Materials as supplemented or amended as of the Delivery Date.

(o) Any certificate signed by an officer of the Depositor and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of the Certificates shall be deemed, and shall state that it is, a representation and warranty of the Depositor as to the matters covered thereby on the date of such certificate to each person to whom the representations and warranties in this Section 2 are made.

(p) As of the date of delivery, there are no Mortgage Pool Errors in any of the information provided to the Underwriter regarding the Mortgage Loans and such information is true and correct in all material respects or, if there is any material error in any such information, the Depositor has promptly provided corrected information to the Underwriter.

(q) On the Delivery Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and any Approved Offering Materials and the representations and warranties with respect to the Mortgage

Loans contained in the Mortgage Loan Purchase Agreement will be true and correct in all material respects. The representations and warranties of the Sellers and the Depositor set out in the Pooling and Servicing Agreement are hereby made to the Underwriter as though set out herein, and at the dates specified therein, such representations and warranties were and will be true and correct in all material respects.

(r) Each of the Sellers and the Depositor possess all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and any Approved Offering Materials and there are no proceedings pending or, to the best knowledge of the Depositor, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of either the Sellers or the Depositor.

(s) The Depositor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(t) (i) At the earliest time after the filing of the Registration Statement that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of Rules and Regulations and (ii) at the date hereof, the Depositor is not an Ineligible Issuer, as such term is defined in Rule 405 of the Rules and Regulations.

(u) Any Issuer Free Writing Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations. Any Issuer Free Writing Prospectus as of the date thereof (and as each Time of Sale in the case of the Time of Sale Offering Document) and as of the Delivery Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriter expressly for use therein, it being understood that such information is limited to the Underwriters’ Information. The Depositor acknowledges that the Underwriters’ Information constitutes the only information furnished in writing by the Underwriter for use in connection with the preparation of any Issuer Free Writing Prospectus and the Underwriter confirms that the Underwriter’s Information provided by it is correct. Any Issuer Free Writing Prospectus delivered to the Underwriter for use in connection with the offering of the Certificates will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data

Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

(v) The Depositor (including its agents and representatives other than the Underwriter in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) the Prospectus, (ii) information included in the Approved Offering Materials, (iii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iv) any other written communication approved in writing in advance by the Underwriter.

(w) The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

3. Representations and Warranties of The New York Mortgage Company, LLC.

(a) The New York Mortgage Company, LLC (“NYMC”) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of New York, with full entity power and authority to own its assets and conduct its business as now conducted by it, is duly qualified as a foreign company in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on NYMC, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

(b) The execution and delivery by NYMC of this Agreement and the other Operative Agreements to which it is a party are within the entity power of NYMC and have been, or will have been on the related Delivery Date, duly authorized by all necessary corporate action on the part of NYMC; and neither the execution and delivery by NYMC of such instruments, nor the consummation by NYMC of the transactions herein or therein contemplated, nor the compliance by NYMC with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the organizational documents of NYMC, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on NYMC or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which NYMC is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

4. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates will be made at such time and location as is specified in the Pricing Supplement, or as the Underwriter and the Depositor shall agree upon, such time being herein referred to as the

“Delivery Date.” Delivery of such Certificates shall be made by the Depositor to the Underwriter against payment of the purchase price specified in the Pricing Supplement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and the Underwriter. Except as otherwise provided in the Pricing Supplement, each Class of Certificates sold to the Underwriter pursuant to this Agreement will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee of the Depository Trust Company (the “DTC Certificates”). The interests of the beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates for the DTC Certificates will be made available only under the limited circumstances specified in the Pooling and Servicing. Except as otherwise provided in the Pricing Supplement, each Class of Certificates sold to the Underwriter as definitive certificates will be in definitive, fully registered form, in such denominations and registered in such names as the Underwriter shall request, and will be made available at least 24 hours prior to the applicable Delivery Date, for checking and packaging at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219 in such amounts as specified in the Pricing Supplement.

5. Offering by Underwriter.

(a) It is understood that the Underwriter proposes to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

(b) It is understood that the Underwriter will solicit offers to purchase the Certificates only as follows: prior to the time the Underwriter has received the Time of Sale Offering Document as identified in the Pricing Supplement, the Underwriter may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that the Underwriter shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor’s receipt of the Time of Sale Offering Document as identified in the Pricing Supplement.

(c) It is understood that the Underwriter will not enter into a Contract of Sale with any investor until the investor has received the Time of Sale Offering Document with respect to the Certificates which are the subject of such Contract of Sale. For purposes of this Agreement, “Contract of Sale” has the same meaning as in Rule 159 of the Rules and Regulations and all Commission guidance relating to Rule 159.

(d) It is understood that the Underwriter may provide to prospective investors certain Issuer Free Writing Prospectuses and prepare and provide to prospective investors other Free Writing Prospectuses, subject to the following conditions:

(i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such “written communication” (as such term is defined in Rule 405 under the Act) (i) is made in reliance on Rule 134 under the

Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus (as defined above). The Underwriter shall not convey or deliver in connection with the initial offering of the Certificates any ABS informational and computational materials as defined in Item 1101 of Regulation AB (“ABS Informational and Computational Materials”), in reliance upon Rules 167 and 426 under the Act.

(ii) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the Rules and Regulations and all published Commission guidance relating to Free Writing Prospectuses. For purposes hereof, “Issuer Information” shall have the meaning given such term in Rule 433 (h) of the Rules and Regulations, including the information specified in footnote 271 of Commission Release No. 33-8591 and “Derived Information” shall refer to information as is disseminated by the Underwriter to any potential investor, which information is prepared on the basis of or derived from, but exclusive of, (A) Issuer Information, (B) information contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference including Static Pool Information or (C) characteristics of the Mortgage Loans furnished by the Depositor to the Underwriter for use in the preparation of any Free Writing Prospectus. Consistent with such definition, “Issuer Information” shall not be deemed to include any information in a Free Writing Prospectus solely by reason of the Depositor’s review of the materials pursuant to subsection (f) below.

(e) Free Writing Prospectus Legends.

(i) All Free Writing Prospectuses other than the Time of Sale Offering Document provided to prospective investors, whether or not filed with the Commission, shall bear a legend including one of the following statements (or a legend substantially similar):

“The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, the Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-2499.”

or

“The issuer has filed a registration statement (including a prospectus) with the SEC concerning the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.”

(ii) The Time of Sale Offering Document provided to prospective investors shall bear a legend including the following statement (or a legend substantially similar):

“The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, the Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-2499.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

(f) The Underwriter shall deliver to the Depositor and its counsel, no later than the business day prior to the proposed date of first use thereof, any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any Issuer Information and request that such Free Writing Prospectus be filed with the Commission within the time period specified in the Rules and Regulations.

(g) The Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by the Underwriter pursuant to Section 5(f) above will constitute all Free Writing Prospectuses of the type required to be delivered pursuant to Section 5(f) that were furnished to prospective investors of the Certificates by the Underwriter in connection with its offer and sale of the Certificates. If the Underwriter does not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (f) above, the Underwriter shall be deemed to have represented, as of the Delivery Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Rules and Regulations.

(h) The Underwriter represents and warrants to the Depositor that any Derived Information in each Free Writing Prospectus required to be provided by such Underwriter to the Depositor pursuant to Section 5(f), when viewed together with all other Time of Sale Information, did not, as of the Time of Sale, and will not as of the Delivery Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, the Underwriter makes no representation to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from Mortgage Pool Error (as defined below) or any Issuer Information, in each case, furnished by the Sellers or the Depositor to the Underwriter in writing or by electronic transmission that was used in connection with any Free Writing Prospectus.

(i) The Underwriter represents and warrants that it will not disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad, unrestricted dissemination within the meaning of Rule 433(d) under the Act.

(j) The Underwriter agrees to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 5 for a period of three years following the initial bona fide offering of the Certificates.

(k) Prior to the Delivery Date, in the event that the Depositor or the Underwriter becomes aware that, as of the Time of Sale, any Free Writing Prospectus delivered to a purchaser of a Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading when considered in conjunction with the Time of Sale Information and such misstatement or omission was not corrected in the Time of Sale Information (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter or the Depositor, as appropriate, shall notify the other parties to this Agreement thereof within one business day after discovery thereof. In connection with the discovery of any Defective Free Writing Prospectus:

(i) The party responsible for the information to be corrected, if requested by the Depositor or the Underwriter, as appropriate, shall prepare, at their cost, a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(ii) The Underwriter shall deliver the Corrected Free Writing Prospectus to each purchaser of a Certificate which received the Defective Free Writing Prospectus prior to the Delivery Date;

(iii) If the Defective Free Writing Prospectus is the Time of Sale Offering Document, the Underwriter shall notify such purchaser in a prominent fashion that the Contract of Sale with respect to the purchase of the Certificates has been terminated, and of such purchaser’s rights as a result of termination of such agreement and shall provide such purchaser with an opportunity to affirmatively agree to purchase such Certificates on the terms described in the Corrected Free Writing Prospectus; and

(iv) In the event that (A) Issuer Information, (B) information contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement of any of them, taking into account information incorporated therein by reference including Static Pool Information or (C) a Mortgage Pool Error furnished by the Depositor to the Underwriter was the primary cause of the Defective Free Writing Prospectus, resulting in the Underwriter having to terminate an existing Contract of Sale as described in Section 5(k)(iii) hereof, each of the parties hereto agrees to renegotiate in good faith the Purchase Price of the Certificates identified in the Pricing Supplement (and that the Pricing Supplement be amended accordingly) as and to the extent necessary to reflect a change in the pricing of the Certificates resulting from the correction of the error or errors contained in the Defective Free Writing Prospectus, provided that any such change in Purchase Price of the Certificates is expressly subject to the mutual agreement of the parties hereto.

(l) The Underwriter covenants with the Depositor that after the final Prospectus is available to the Underwriter, the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor of Certificates unless such information is preceded or accompanied by the Prospectus or the required notice pursuant to Rule 173 of the Act has been delivered.

6. Covenants of the Depositor. The Depositor covenants and agrees with the Underwriter participating in the offering of the Certificates that:

(a) Immediately following the execution of this Agreement, the Depositor will prepare a Prospectus Supplement setting forth the amount of Certificates and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriter, from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriter and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Certificates, any amendments to the Registration Statement as in effect with respect to such Certificates, or any amendments or supplements to the related Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriter, or if the Underwriter shall have reasonably objected thereto promptly after receipt thereof, the Depositor will, during such period, immediately advise the Underwriter or their counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. The Depositor will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof. The Depositor will file such Prospectus pursuant to Rule 424 under the Act not later than the Commission’s close of business on the second Business Day following the availability of the Prospectus to the Underwriter.

(b) If, at any time when a Prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

(c) The Depositor will cause any Free Writing Prospectuses with respect to the Certificates to be filed with the Commission pursuant to Rule 433 under the Act in accordance with Section 9 prior to the time of filing of the Prospectus as provided in Section 6(a) hereof and will include therein all such materials so furnished; provided, however, the Depositor shall only be responsible for the filing of a Free Writing Prospectus prepared by the Underwriter as described in Section 5(f) hereof to the extent delivered by the Underwriter within the time period specified in Section 5(f) hereof.

(d) The Depositor will furnish to the Underwriter copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, the Time of Sale Offering Document, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available, and in such quantities as the Underwriter reasonably request.

(e) The Depositor will arrange for, and will pay all expenses (including reasonable fees and expenses of counsel) in connection with the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designate and will continue such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that neither the Depositor nor the Trustee on behalf of the Issuing Entity shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(f) The Depositor will, while the Certificates are outstanding furnish to the Underwriter, information with respect to the related Issuing Entity or the Mortgage Loans included in the related mortgage pool, as any such Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates.

(g) The Depositor, whether or not the transactions contemplated under this Agreement are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriter for any expenses (excluding fees and disbursements of its counsel, the Underwriter due diligence of the Mortgage Loans and accounting comfort letters obtained in connection with any Free Writing Prospectus other than any Issuer Free Writing Prospectus) incurred by them in connection with (i) the offering and the qualification of the Certificates, (ii) the preparation of all documents described herein, including any Issuer Free Writing Prospectus, (iii) reasonable fees and expenses of the Servicer, Subservicer, Trustee and Securities Administrator, (iv) the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter may designate and the reproduction of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Certificates and (vi) reasonable and customary expenses incurred in distributing any Prospectus and the Time of Sale Offering Document or any amendments or supplements thereto to the Underwriter; provided however, that the Depositor shall not be liable for the payment of any of the foregoing amounts to the extent that the failure to consummate the transactions described herein resulted from any act or omission of the Underwriter pursuant to the terms of this Agreement.

(h) During the period when a Prospectus is required by law to be delivered in connection with the sale of Certificates pursuant to this Agreement, the Depositor will file, or cause the Securities Administrator to file on behalf of the related Issuing Entity, on a timely and complete basis, all documents that are required by the related Issuing Entity with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

7. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Certificates subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, and the applicable Delivery Date, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a) Each of the obligations of the Depositor and the Seller required to be performed by it on or prior to the Delivery Date pursuant to the terms of the relevant

Operative Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor and the Seller under any of the Operative Agreements shall be true and correct as of the Delivery Date or as of another date specified therein and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of such Operative Agreements, and the Underwriter shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

(b) The Underwriter shall have received letters dated the Delivery Date in form and substance reasonably acceptable to the Underwriter and its counsel, prepared by independent certified public accountants, (i) regarding the numerical and statistical information including Static Pool Information contained in the Prospectus other than the numerical and statistical information referred to in Section 7(c) hereof, and (ii) relating to certain agreed upon procedures as specified by the Underwriter.

(c) The Underwriter shall have received letters dated the Delivery Date, in form and substance reasonably acceptable to the Underwriter and its counsel, prepared by independent certified public accountants, regarding the numerical and statistical information contained in the Time of Sale Offering Document, including Static Pool Information. In addition, the Underwriter shall have received confirmation from independent certified public accountants, that no material pool characteristic (as agreed upon by the Depositor and the Underwriter) of the actual asset pool as of the Delivery Dates differs by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement relating to the Certificates filed with the Commission.

(d) The Underwriter shall have received letters (i) dated the Delivery Date with respect to the Prospectus Supplement and (ii) dated the date of any Issuer Free Writing Prospectus with respect to any Issuer Free Writing Prospectus, in form and substance acceptable to the Underwriter and its counsel, prepared by independent certified public accountants of the Servicers, regarding the numerical and statistical information contained in the Prospectus and any Issuer Free Writing Prospectus regarding the Servicers’ respective servicing portfolios.

(e) The Underwriter shall have received the requested number of copies of the Prospectus for the Certificates.

(f) All actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Certificates shall have been duly taken or made; and prior to the Delivery Date, the Underwriter shall have received confirmation of the effectiveness of the Registration Statement and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or the Underwriter, shall be contemplated by the Commission.

(g) The Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated by the applicable rating agencies at the time of issuance as set forth in the Pricing Supplement.

(h) The Underwriter shall have received one or more opinions of counsel for the Depositor, dated the Delivery Date, substantially to the effect that:

(i) The Depositor has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction or its formation or organization. The Depositor has the corporate power and authority to own its assets and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party;

(ii) Each of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and each constitutes a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms;

(iii) When duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered against payment of the purchase price therefor pursuant to this Underwriting Agreement, the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement and enforceable in accordance with their terms;

(iv) Each of the Operative Agreements to which it is a party has been duly authorized, executed and delivered by the Depositor;

(v) The execution and delivery by the Depositor of each of the Underwriting Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement and the performance by the Depositor of its obligations thereunder each in accordance with its terms, do not conflict with the certificate of incorporation or by-laws of the Depositor;

(vi) At the date hereof, the Issuing Entity is not required to be registered under the Investment Company Act of 1940, as amended;

(vii) [RESERVED];

(viii) The Registration Statement has been declared effective under the Act; the Base Prospectus and the Prospectus Supplement have each been filed pursuant to Rule 424(b) of the Rules and Regulations in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(ix) Any Free Writing Prospectus required to be filed by the Depositor with the Commission (other than those Free Writing Prospectuses containing Issuer Information prepared by the Underwriter that the Underwriter fails to deliver) has been filed pursuant to Rule 433 of the Rules and Regulations in the manner and within the time period required by Rule 433;

(x) The Registration Statement, the Prospectus and any Issuer Free Writing Prospectus in the Approved Offering Materials (in each case other than (A) the financial statements, schedules, tables and other financial and statistical data included or incorporated by reference therein or omitted therefrom and (B) any documents incorporated by reference, as to which such counsel need not express an opinion), as of their respective effective or issue dates, as the case may be, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations;

(xi) In the event that the related Prospectus Supplement and any Issuer Free Writing Prospectus included in the Approved Offering Materials disclose that any class of Certificates constitute “mortgage-related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, that such class so qualifies assuming that it is rated by a nationally recognized statistical rating organization in one of its two highest rating categories, for so long as it is so rated;

(xii) The information in the Prospectus and the Time of Sale Offering Document under the captions “Description of the Certificates,” “The Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and the Master Loan Sale and Servicing Agreement” to the extent that it constitutes a summary of certain provisions of the Certificates, the Mortgage Loan Purchase Agreement, and the Pooling and Servicing Agreement has been reviewed by such counsel and is correct in all material respects; the statements contained under the caption “ERISA Considerations,” insofar as such statements describe certain provisions of federal statutes and regulations, have been reviewed by such counsel, and such statements fairly describe such provisions and regulations; and the statements contained under the caption “Federal Income Tax Consequences,” insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein;

(xiii) [RESERVED];

(i) The Underwriter shall have received one or more opinions of counsel for each Seller, dated the Delivery Date, substantially to the effect that:

(i) The Seller has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of New York. The Seller has the organizational power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller has the corporate power and authority to acquire and own the Mortgage Loans.

(ii) The Seller has the corporate power and authority to (A) execute and deliver the Operative Agreements, (B) perform its obligations under and consummate the transactions provided for in the Operative Agreements, and (C) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

(iii) The Seller has the corporate power and authority to (A) execute and deliver the related Mortgage Loan Purchase Agreement, (B) perform its obligations under and consummate the transactions provided for in the related Mortgage Loan Purchase Agreement, and (C) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

(iv) Each of the Operative Agreements has been duly authorized and executed by a duly authorized officer of the Seller.

(v) The transfer and sale by the Seller of the related Mortgage Loans to the Depositor pursuant to the related Mortgage Loan Purchase Agreement, the compliance by the Seller with the provisions of the related Operative Agreements and the consummation of the transactions contemplated by the related Operative Agreements and the fulfillment of the terms thereof will not violate or breach any of the terms and provisions of the articles of incorporation or bylaws of the Seller.

(vi) No authorization, approval, or other action by, and no notice to or filing with any court, governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the related Operative Agreements.

(vii) Each of the related Operative Agreements constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(viii) To our knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Seller (a) asserting the invalidity of any of the Operative Agreements, (b) seeking to prevent the consummation of any of the transactions provided for in the Operative Agreements, or (c) that would materially and adversely affect the ability of the Seller to perform its obligations under, or the validity or enforceability with respect to the Seller of, any of the Operative Agreements.

(j) The Underwriter shall have received one or more opinions of counsel to the Depositor substantially to the effect that the transfer of all of the right, title and interest in and to the Mortgage Loans from the related Seller to the Depositor and from the Depositor to the Trustee on behalf of the Issuing Entity in each case, constitutes a

“true sale” for bankruptcy purposes and with respect to the “non-consolidation” in a bankruptcy proceeding of the related Seller and the Depositor.

(k) The Underwriter shall have received a statement of counsel to the Depositor substantially to the effect that nothing has come to such counsel’s attention that would lead them to believe that the Registration Statement (at the time it became effective), the Prospectus or the Prospectus Supplement (in both cases, as of the date of the Prospectus Supplement and as of the Delivery Date), the Time of Sale Offering Document (as of the Time of Sale) or any Issuer Free Writing Prospectus (as of the date of the Issuer Free Writing Prospectus) (other than the financial and statistical information or information contained therein, as to which such counsel need not express an opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(l) The Underwriter shall have received an opinion of counsel to the Securities Administrator, Subservicer, Custodian and Trustee, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

(m) The Underwriter shall have received opinions of counsel to the Master Servicer, each Servicer and each Subservicer, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

(n) The Underwriter shall have received opinions of counsel to any provider of any derivative instrument documented under the ISDA master agreement, and an opinion of counsel to any credit support provider or guarantor relating to such derivative instrument, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

(o) The Underwriter shall have received opinions of counsel to any credit enhancement provider relating to the Certificates, dated the Delivery Date, and in the form agreed to on or prior to the Delivery Date.

(p) The Underwriter shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers each of the Sellers, the Servicer and the Depositor as the Underwriter may request, dated the applicable Delivery Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that with respect to each such party, as applicable, (i) the representations and warranties of such party in this Underwriting Agreement and in any applicable Operative Agreement are true and correct; (ii) such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Delivery Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) the information contained in the Prospectus relating to the Sellers, the Servicer and the Depositor, as applicable, and relating to the Mortgage Loans, is true and accurate in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Prospectus contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading;

(v) subsequent to the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in or contemplated by the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of such party; (vi) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pleading before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting such party or the transactions contemplated by this Underwriting Agreement; (vii) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the Certificates confirming that the Certificates have been assigned the ratings set forth in the Pricing Supplement and such rating has not been lowered since the date of such letter; and (viii) any applicable derivative instrument documented under the ISDA Master Agreement (including any related credit support documents or guarantees) has been delivered.

(q) If applicable, the Underwriter shall have received letters dated the applicable Delivery Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the Certificates, to the effect that the Underwriter may rely upon their opinion to such rating organization, as if such opinion were rendered to the Underwriter.

(r) The Underwriter shall have received certificates of the Securities Administrator and the Trustee, signed by one or more duly authorized officers of such parties, dated the applicable Delivery Date, as to the due acceptance of the related Operative Agreements by such parties, as applicable, and the due authorization and delivery of the Certificates by the Issuing Entity and the Securities Administrator thereunder.

(s) To the extent, if any, that the ratings provided to the Certificates by any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) are conditional upon the furnishing of documents or opinions of counsel or the taking of any other actions by the parties to the Operative Agreements, as the case may be, the Depositor shall furnish such documents and take any such other actions.

(t) The Underwriter shall have received letters from each Rating Agency confirming the ratings set forth in the Pricing Supplement.

(u) The Depositor will furnish the Underwriter with such conformed copies of such other opinions, certificates, letters and documents as the Underwriter reasonably requests.

(v) Subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall not have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Certificates, by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

(w) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, subsequent to the execution and delivery of this Agreement, of the Sellers and its affiliates that is in the reasonable judgment of the Underwriter material and adverse and that makes it in the reasonable judgment of the Underwriter impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

(x) Subsequent to the execution and delivery of this Agreement and subject to the termination in the absolute discretion of the Underwriter, none of the following shall have occurred (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such), and in the case of any of the events specified in clauses (i) through (iv), such event makes it, in the reasonable judgment of the Underwriter, impractical to market the Certificates.

8. Indemnification.

(a) The Depositor will indemnify and hold harmless the Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, expenses, damages or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid settlement of any action, suit, proceeding or claim asserted) to which such Underwriter or such controlling person may become subject, under the Act or the Exchange Act or other Federal or State statutory law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Free Writing Prospectus or Issuer Free Writing Prospectus in the Approved Offering Materials, any Static Pool Information, or the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (which, in respect of information included in the Approved Offering Materials, was not corrected by the Corrective Information subsequently supplied to the Underwriter at any time prior to the Time of Sale); and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents (A) in reliance upon and in conformity with any Derived Information and (B) in any Free Writing Prospectus furnished to prospective investors by the Underwriter, except (1) to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from an error (a “Mortgage Pool Error”) in the information concerning the characteristics of the Mortgage Loans or any Issuer Information, in each case, furnished by the Sellers or the Depositor to the Underwriter in writing or by electronic transmission that was used in connection with either (x) any Free Writing Prospectus or (y) any written or electronic materials furnished to prospective investors on which any Free Writing Prospectus was based , or (2) except to the extent that any untrue statement or alleged untrue statement in or omission from any Free Writing Prospectus is caused primarily by information contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement of any of them, taking into account information incorporated therein by reference including Static Pool Information. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

(b) The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Depositor to the Underwriter, but only with reference to (i) any Derived Information provided by such Underwriter (except resulting from a Mortgage Pool Error) in any Free Writing Prospectus or Issuer Free Writing Prospectus and (ii) the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information; provided, however, that in no event shall the Underwriter be liable to the Depositor under this paragraph (b) with respect to material described in clause (i) above unless such Underwriter prepared such Derived Information and no Underwriter shall be liable to the Depositor under this paragraph (b) in an amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with this offering of the Certificates. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof , unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) for each of, and approved by, the Underwriter in the case of paragraph (a) of this Section 8, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified in connection with investigating or defending any action or claim which is the subject to this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter . No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

9. Delivery and Filing of Free Writing Prospectuses; Designation of Approved Offering Materials.

(a) The Depositor agrees to file with the Commission the following:

(i) Any Issuer Free Writing Prospectus;

(ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Depositor pursuant to Section 5(f); and

(iii) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(b) Any Free Writing Prospectus required to be filed pursuant to Section 9(a) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(i) If any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use; and

(ii) If the Issuer Free Writing Prospectus, or Issuer Information contained in the Free Writing Prospectus would constitute ABS Informational and Computational Materials, the Depositor shall file such Issuer Free Writing Prospectus or Issuer Information within the later of two business days after the Underwriter first provide this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Act;

(iii) Any Free Writing Prospectus required to be filed pursuant to Section 9(a)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

(iv) The Depositor shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of the Underwriter or any other offering participant other than the Depositor, if such information is included or incorporated by reference in the Prospectus, any Issuer Free Writing Prospectus or any Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains no Issuer Information but contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof;

provided, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriter must comply with their obligations pursuant to Section 5 and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(c) Any “written communication” (as defined in Rule 405 under the Act) prepared by or on behalf of the Underwriter to be designated as “Approved Offering Materials” in the Pricing Supplement must be delivered to the Depositor and its counsel, no later than the business day prior to the proposed date of first use thereof. The Depositor must consent to prior to any such “written communication” being designated as “Approved Offering Materials” in the Pricing Supplement.

10. Default of Underwriter. If the Underwriter participating in the offering of Certificates defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of such Certificates which it has agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Certificates set forth in the Pricing Supplement, the Underwriter may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons. As used in this Agreement, the term “Underwriter” includes any person substituted for the Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Termination of the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Certificates on the related Delivery Date shall be terminable by the Underwriter if at any time on or prior to the Delivery Date (a) any of the conditions set forth in Section 7 are not satisfied when and as provided therein; (b) the Underwriter and the Depositor are unable to agree on a new Purchase Price following an event described in Section 5(k)(iv) hereof; (c) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to any Seller or the Depositor, or for the winding up or liquidation of the affairs of any Seller or the Depositor; or (d) there shall have been the consent by the related Seller or the Depositor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the related Seller or the Depositor or of or relating to substantially all of the property of the related Seller or the Depositor. The termination of the Depositor’s obligations hereunder shall not terminate the Depositor’s rights hereunder or its right to exercise any remedy available to it at law or in equity. The Underwriter should be able to be reimbursed for its expenses if the transaction is terminated pursuant to this section.

12. No Fiduciary Duty. The Depositor acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of the Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. In addition, the Underwriter is advising not the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters, and the Underwriter shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriter of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Depositor.

13. Survival of Certain Indemnities, Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers, each Seller or its respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Depositor or any Seller or any of their officers or directors or any controlling person, and will survive delivery of and payment for the Certificates.

If this Agreement is terminated pursuant to Section 11 or if for any reason the purchase of the Certificates by the Underwriter is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h), and the obligations of the Depositor and the Underwriter pursuant to Section 8 shall remain in effect.

14. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter as follows: (a) for J.P. Morgan Securities Inc.., 270 Park Avenue, 10th Floor, New York, New York 10017, and to the Depositor at 1301 Avenue of the Americas, 7th Floor, New York, New York (Telecopy Number: 212-634-2477), Attention: President, NYMT Securities Corporation.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8, and their successors and assigns, and no other person will have any right or obligations hereunder.

16. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. Obligations of the Sellers. Each Seller agrees with the Underwriter, for the sole and exclusive benefit of the Underwriter, the Underwriters’ officers and directors and each person controlling the Underwriter within the meaning of the Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Certificates from the Depositor, to indemnify and hold harmless the Underwriter against any failure by the Depositor to perform its obligations to the Underwriter hereunder, including, without limitation, any failure by the Depositor to honor any obligation to the Underwriter pursuant to Section 8 hereof. In the case of any claim against any Seller by the Underwriter, any officer or director of the Underwriter or any person controlling the Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Depositor.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement between the Depositor and the Underwriter, in accordance with its terms.

Very truly yours,

NYMT SECURITIES CORPORATION, as Depositor

By:	/s/ Steven Mumma
Name:	Steven Mumma
Title:	COO

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES INC.

By:	/s/ Stanley Labanowski
Name:	Stanley Labanowski
Title:	Authorized Signatory

Signature Page One to NYMT 2006-1 Underwriting Agreement

Agreed to as to Section 3 and Section 18:

THE NEW YORK MORTGAGE COMPANY, LLC

By:	/s/ Michael Wirth
Name:	Michael Wirth
Title:	Secretary

Signature Page Two to NYMT 2006-1 Underwriting Agreement

Schedule I

FORM OF PRICING SUPPLEMENT

NYMT SECURITIES CORPORATION

NEW YORK MORTGAGE TRUST 2006-1

MORTGAGE-BACKED CERTIFICATES, SERIES 2006-1

SUMMARY OF TERMS

[            ], 200[     ]

Reference is hereby made to that certain Underwriting Agreement, dated March [    ], 2006 (the “Underwriting Agreement”), by and among NYMT Securities Corporation, J.P. Morgan Securities Inc.. The terms and conditions of this pricing supplement are deemed to be incorporated by reference into the Underwriting Agreement as if such terms and conditions were originally described in the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Underwriting Agreement. By execution and delivery hereof, the parties hereto acknowledge that they agree to the terms described herein. This Pricing Supplement may be amended from time to time as provided in the Underwriting Agreement.

To:	NYMT Securities Corporation, as Depositor under the Pooling and Servicing Agreement dated as of [ ], 200[ ]

Re:	Underwriting Agreement dated as of [ ], 200[ ]

Title:	NYMT Securities Corporation Mortgage-Backed Certificates, Series 200[ ]-[ ], Class [ ] Certificates

Principal Amount:	$[ ] (approximate)
Terms of the Certificates:

Class	Original Principal/Notional Balance	Certificate Rate

Certificate Ratings:

Class of Certificates	[ ]	[ ]	[ ]

Underwritten Certificates:	Class [ ] Certificates

Certificates Retained by [the Seller]:	Class [ ] Certificates

Underwriter:	[ ]

Servicer:	NYMT Servicing Corporation (the “Servicer”) [other servicers]

Subservicer:	[ ] (“[ ],” or such capacity, the “Subservicer “)

Trustee:	[ ], (the “Trustee”)

Master Servicer:	[ ] (“[ ]” or in such capacity, the “Master Servicer”)

Securities Administrator:	[ ] (or in such capacity, the “Securities Administrator”)

Terms of Sale:	The purchase price payable by the Underwriter for each Class of Certificates is the applicable purchase price percentage set forth below under “Purchase Price and Allocation of Certificates Among Underwriter” of the aggregate certificate principal amount of each Class of Certificates.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Certificates in the principal amounts set forth below under “Purchase Price and Allocation of Certificates Among Underwriter” opposite their respective names.

Underwriter’s Information:	[The information set forth under the captions “Underwriting” in the Prospectus, the Prospectus Supplement and the Time of Sale Offering Document.

Underwriting Commissions:	Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriter in connection with the purchase of the Certificates.

Public offering price and/or method of determining price at which the Underwriter will sell the Certificates: [Negotiated transactions.]

Mortgage Loans:	The mortgage loans (the “Mortgage Loans”) sold by The New York Mortgage Company, LLC (the “Seller”) to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of [ ], 200[ ], and conveyed by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to the Pooling and Servicing Agreement, dated as of [ ], 200[ ] (the “Pooling and Servicing Agreement”), among any Seller, the Depositor, the Servicer, the Subservicer, the Trustee, the Master Servicer and the Securities Administrator.

Payment Dates:	Beginning [ ], 200[ ], and thereafter on the 25th day of each month (or if such day is not a Business Day, then the next Business Day thereafter).

Delivery Date and Location:	10:00 a.m., New York Time, on or about [ ], 200[ ], or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Hunton & Williams LLP.

Approved Offering Materials:	[_______________]

Time of Sale Offering Document:	[_______________]

Time of Sale:	[_______________]

PURCHASE PRICE AND ALLOCATION OF CERTIFICATES TO THE UNDERWRITER

Class of Certificates	Approximate Balance ($)	Purchase Price (% of Par)	J.P. Morgan Securities Inc.

[ ]

[ ]

[ ]

[ ]

[ ]

[ ]

[ ]

[ ]

[ ]

[ ]

[ ]

[ ]

Total

*	Notional Amount of such Interest-only Certificates.

[SIGNATURE PAGE TO FOLLOW]

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

Accepted:

NYMT SECURITIES CORPORATION,
as Depositor

By:
Name:
Title:

PRICING SUPPLEMENT

NYMT SECURITIES CORPORATION

NEW YORK MORTGAGE TRUST 2006-1

MORTGAGE-BACKED PASS-THROUGH CERTIFICATES

SUMMARY OF TERMS

MARCH 23, 2006

Reference is hereby made to that certain Underwriting Agreement, dated March 21, 2006 (the “Underwriting Agreement”), by and between NYMT Securities Corporation and J.P. Morgan Securities Inc. The terms and conditions of this pricing supplement are deemed to be incorporated by reference into the Underwriting Agreement as if such terms and conditions were originally described in the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Underwriting Agreement. By execution and delivery hereof, the parties hereto acknowledge that they agree to the terms described herein. This Pricing Supplement may be amended from time to time as provided in the Underwriting Agreement.

To:	NYMT Securities Corporation, as Depositor under the Pooling and Servicing Agreement dated as of March 1, 2006

Re:	Underwriting Agreement dated as of March 21, 2006

Title:	New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates

Principal Amount of Offered Certificates:	$274,629,000 (approximate)

Terms of the Certificates:

OFFERED CERTIFICATES

Class	Original Principal Amount	Approximate Initial Pass-Through Rate
1-A-1	$6,725,900	5.648%
2-A-1	$148,906,000	5.673%
2-A-2	$20,143,000	5.673%
2-A-3	$65,756,000	5.673%
2-A-4	$9,275,000	5.673%
3-A-1	$16,055,000	5.855%
B-1	$3,746,000	5.683%
B-2	$2,497,000	5.683%
B-3	$1,525,000	5.683%
A-R	$100	5.648%

NON-OFFERED CERTIFICATES

Class	Original Principal Amount	Approximate Initial Pass-Through Rate
B-4	$1,387,000	5.683%
B-5	$694,000	5.683%
B-6	$693,071	5.683%

Certificate Ratings:

OFFERED CERTIFICATES

Class of Certificates	Moody’s	Fitch
1-A-1	Aaa	AAA
2-A-1	Aaa	AAA
2-A-2	Aaa	AAA
2-A-3	Aaa	AAA
2-A-4	Aa1	AAA
3-A-1	Aaa	AAA
B-1	Aa2	AA
B-2	A2	A
B-3	Baa2	BBB
A-R	Aaa	AAA

NON-OFFERED CERTIFICATES

Class of Certificates	Moody’s	Fitch
B-4	N/A	BB
B-5	N/A	B
B-6	N/A	N/A

Underwritten Certificates:	Class A Certificates and Class B Certificates (other than the Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates)

Certificates Retained by the Seller:	Class 1-A-1 Certificates, Class 2-A-4 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates

Underwriter:	J.P. Morgan Securities Inc.

2

Servicers:	NYMT Servicing Corporation (“NYMT Servicing”) and ABN AMRO Mortgage Group, Inc.

Subservicer:	Cenlar FSB (“Cenlar,” or in such capacity, the “Subservicer “)

Trustee:	U.S. Bank National Association (the “Trustee”)

Master Servicer:	Wells Fargo Bank, National Association

Securities Administrator:	Wells Fargo Bank, National Association

Terms of Sale:	The purchase price payable by the Underwriter for each Class of Offered Certificates is the applicable purchase price percentage set forth below under “Purchase Price and Allocation of Offered Certificates” of the aggregate certificate principal amount of each Class of Offered Certificates.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates in the principal amounts set forth below under “Purchase Price and Allocation of Offered Certificates” opposite their respective names.

Underwriter’s Information:	The information set forth under the captions “Method of Distribution” in the Prospectus, the Prospectus Supplement and the Time of Sale Offering Document.

Underwriting Commissions:	Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriter in connection with the purchase of the Offered Certificates.

Public offering price and/or method of determining price at which the Underwriter will sell the Certificates: Negotiated transactions.

3

Mortgage Loans:	The mortgage loans (the “Mortgage Loans”) sold by The New York Mortgage Company, LLC (the “Seller”) to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of March 1, 2006, and conveyed by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among the Seller, the Depositor, NYMT Servicing, the Subservicer, the Trustee, the Master Servicer and the Securities Administrator.

Payment Dates:	Beginning April 25, 2006, and thereafter on the 25th day of each month (or if such day is not a Business Day, then the next Business Day thereafter).

Delivery Date and Location:	10:00 a.m., New York Time, on or about March 30, 2006, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Hunton & Williams LLP.

Approved Offering Materials:	Free Writing Prospectus dated as of March 21, 2006 relating to the Certificates, Free Writing Prospectus dated as of March 22, 2006 relating to the Certificates (and the identical offering document filed with the SEC with the date of March 21, 2006 instead of March 22, 2006), Second Free Writing Prospectus dated as of March 22, 2006 relating to the Certificates (the “Second Free Writing Prospectus”) and the Prospectus Supplement dated as of March 29, 2006 relating to the Certificates.

Time of Sale Offering Document:	The Second Free Writing Prospectus

Time of Sale:	March 23, 2006, 4:00 p.m.

4

PURCHASE PRICE AND ALLOCATION OF OFFERED CERTIFICATES

Class of Certificates	Approximate Balance	Purchase Price (% of Par)
1-A-1	$6,725,900	100.740953%
2-A-1	$148,906,000	99.591903%
2-A-2	$20,143,000	99.713880%
2-A-3	$65,756,000	100.224334%
2-A-4	$9,275,000	99.599632%
3-A-1	$16,055,000	99.869088%
B-1	$3,746,000	98.623840%
B-2	$2,497,000	97.904832%
B-3	$1,525,000	96.486478%
A-R	$100	99.417237%
Total	$274,629,000

[SIGNATURE PAGE TO FOLLOW]

5

J.P. MORGAN SECURITIES INC.

By:	/s/ Stanley Labanowski
Name:	Stanley Labanowski
Title:	Managing Director

Accepted:

NYMT SECURITIES CORPORATION,
as Depositor

By:	/s/ Steven R. Mumma
Name:	Steven R. Mumma
Title:	Chief Operating Officer